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PRICE WATERHOUSE L.L.P.                                               (LOGO)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of (i) the Registration Statement on Form S-8 (No. 2-63448), as amended April 3, 1992, pertaining to the Monthly Investment Plan for Employees of Savannah Foods & Industries, Inc., and (ii) the Registration Statement on Form S-8 (No. 2-94678) pertaining to the Employee Retirement Savings Account Plan of Savannah Foods & Industries, Inc., of our report dated September 9, 1994, appearing on page 18 of this Form 10-K/A.

Price Waterhouse LLP

Savannah, Georgia
September 15, 1994





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